Exhibit 99
SUPERCONDUCTOR TECHNOLOGIES INC. NAMES NEW VICE PRESIDENT OF PRODUCT
MANAGEMENT AND MARKETING
– Hires Communications Industry Veteran, Adam Shelton –

SANTA BARBARA, Calif., April 17, 2006 — Superconductor Technologies Inc. (NASDAQ: SCON) (“STI”), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced that Adam Shelton has joined the company as Vice President of Product Management and Marketing. Shelton will report to Jeff Quiram, STI’s president and chief executive officer, as a key member of the senior management team and will manage all aspects of STI’s product management and marketing program.
“In the last year, our enhanced sales initiatives have produced strong commercial product revenue growth. The addition of Adam to our team brings an accomplished expert in solution creation and marketing to accelerate our recent successes,” said Quiram. “His diverse communications industry and product delivery experience, including carrier network engineering and architecture planning, product marketing and business development, uniquely qualify him to guide STI’s efforts to provide comprehensive solutions to our customers as they aggressively enhance their network capabilities. Adam will add tremendous value to STI as we continue to execute on our growth strategy of product line expansion and customer diversification.”
Shelton stated, “STI’s recently revamped sales team has done an impressive job increasing sales of complex wireless solutions to our valued customers. Our team includes exceptionally talented engineers who have demonstrated success in designing custom solutions for customer’s pressing network needs. I am excited about this opportunity to further leverage STI’s talent and expand the commercialization of its technology. 3G and EV-DO data services are in the early stages of extraordinary growth and the wireless carriers are continuing to invest heavily in network enhancements to deliver the best, most reliable wireless voice and data services to their subscribers. I look forward to helping STI achieve its goal of becoming the preferred solutions provider for wireless carriers to improve the performance of their networks.”
Prior to joining STI, Shelton, 39, was senior director of marketing for Motorola, where he was responsible for the marketing of Motorola Networks’ products. Prior to joining Motorola, he was senior director of marketing for Advanced Fibre Communications (AFC) now Tellabs, and held various management and executive management positions with Mahi Networks, ATU Communications and Bell Canada. Shelton graduated with dean’s honors as a civil engineering technologist from Seneca College in Toronto, Canada.
About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI’s SuperLinkTM solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLinkTM solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.
SuperLink and AmpLink are trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

Exhibit 99 – Page 1

Safe Harbor Statement
The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI’s views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as “thinks,’’ “anticipates,’’ “believes,’’ “estimates,’’ “expects,’’ “intends,’’ “plans,’’ “goals” or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; STI’s ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Risk Factors and the MD&A sections of its 2005 Annual Report on Form 10-K. These documents are available online at STI’s website, www.suptech.com, or through the SEC’s website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.
Contact
For further information please contact please contact Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

Exhibit 99 – Page 2